UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 19, 2022
Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas		78664
(Address of principal executive offices)		(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 19, 2022, MHW SPV II, LLC and MHW Partners L.P. (collectively “MHW”) exercised warrants to purchase 1,883,326 shares of common stock of TSS, Inc. (the “Company”). MHW was granted the warrants in connection with multiple term loan agreements with the Company in 2015 and 2017. The warrants have been included in the Company’s earnings per share computations since they were granted, except where they were excluded from the calculation of dilutive shares because their effect would have been anti-dilutive. The company received approximately $367,000 from the aggregate exercise price from MHW.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: July 20, 2022